UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 22, 2014

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Exide Technologies, a debtor and a debtor-in-possession (the "Company" or the "Debtor") in a pending case in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") under Chapter 11 of the United States Bankruptcy Code, obtained certain amendments to that certain Amended and Restated Superpriority Debtor-in-Possession Credit Agreement, dated as of July 12, 2013, by and among the Company, as US Borrower, Exide Global Holding Netherlands C.V., as Foreign Borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Agent (as amended, the "Amended DIP Credit Agreement") pursuant to Amendment No. 6, dated as of July 22, 2014, and Amendment No. 7, dated as of July 25, 2014.

Amendment No. 6, among other things, became effective to amend the DIP Credit Agreement as follows: eliminates restrictions on capital expenditures; modifies the definition of earnings before interest, taxes, depreciation, amortization and restructuring ("EBITDA"); adjusts the minimum EBITDA covenant to include the period October through November 2014 and addresses lower anticipated earnings through the end of calendar 2014; and extends certain milestones relating to the confirmation of a plan of reorganization (the "POR") by the Bankruptcy Court and the effective date of the POR, based on a requested extension of the maturity date of the Amended DIP Credit Agreement to December 31, 2014.

The requisite lenders under the Amended DIP Credit Agreement also approved the option for the Company to obtain additional term loan financing of up to $65 million. On July 28, 2014, the Bankruptcy Court entered an order authorizing the Company to amend the Amended DIP Credit Agreement to obtain such additional financing. Pursuant to a commitment letter executed by certain members of the Unofficial Committee of Senior Secured Noteholders (the "UNC"), such members have committed, among other things, to providing additional term loan financing with net cash proceeds of $60 million, subject to the satisfaction of certain conditions.

All of the lenders under the Amended DIP Credit Agreement approved an extension to the DIP maturity date to December 31, 2014 pursuant to Amendment No. 6. Such extension will become effective upon the satisfaction of certain conditions, including, among other things, the Company and members of the UNC holding a majority in principal amount of the Company’s Senior Secured Notes entering into a customary plan support agreement with respect to an Acceptable Plan of Reorganization, as that term is defined in the Amended DIP Credit Agreement.

Amendment No. 7 eliminates the milestone related to filing the POR with the Bankruptcy Court.

The foregoing description of the amendments to the Amended DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of such documents, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

July 28, 2014	By:	Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 6, dated as of July 22, 2014, to the Amended and Restated Superpriority Debtor-in-Possession Credit Agreement, dated as of July 12, 2013, by and among Exide Technologies, a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, as US Borrower, Exide Global Holding Netherlands C.V., as Foreign Borrower, the lenders from time to time party thereto and JP Morgan Chase Bank, N.A., as Agent.
10.2	Amendment No. 7, dated as of July 25, 2014, to the Amended and Restated Superpriority Debtor-in-Possession Credit Agreement, dated as of July 12, 2013, by and among Exide Technologies, a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, as US Borrower, Exide Global Holding Netherlands C.V., as Foreign Borrower, the lenders from time to time party thereto and JP Morgan Chase Bank, N.A., as Agent.